Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Ramsey Hamadi,

Chief Financial Officer

(336) 369-0975

ramsey.hamadi@newbridgebank.com

NewBridge Bancorp Announces Fourth Quarter Cash Dividend

Greensboro, N.C., November 18, 2015 – NewBridge Bancorp (NASDAQ: NBBC) announced today the fourth quarter cash dividend payable to its common shareholders. On November 18, 2015, the Board of Directors of NewBridge Bancorp declared a $0.015 per share quarterly cash dividend on its common stock, payable January 15, 2016 to shareholders of record as of the close of business on December 16, 2015.

About NewBridge Bancorp

NewBridge Bancorp (NASDAQ: NBBC) is the holding company for NewBridge Bank, a $2.8 billion community focused bank headquartered in Greensboro, North Carolina.  Through 42 branches, NewBridge Bank provides a comprehensive array of personal financial solutions including banking, lending, and wealth management services. The Bank’s commercial teams provide customized lending services, including SBA loans, along with sophisticated deposit and treasury management solutions to small businesses and middle market corporations. With continuous operations dating back to 1910 in the Piedmont Triad Region of North Carolina (Greensboro-Winston-Salem-High Point), NewBridge Bank’s served markets have expanded to also include Charlotte-Gastonia-Concord, Raleigh-Durham-Chapel Hill, and Wilmington in North Carolina, and Greenville-Spartanburg and Charleston in South Carolina. To make NewBridge Bank your preferred financial partner, please visit us in our offices or online at www.newbridgebank.com.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially.  For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements.  Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of NewBridge and its management about future events.  The accuracy of such forward looking statements could be affected by factors including, but not limited to: the ability to obtain regulatory approvals and meet other closing conditions to the proposed merger with Yadkin Financial Corporation (“Yadkin”), including approval by Yadkin and NewBridge shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Yadkin and NewBridge businesses or fully realizing cost savings and other benefits; business disruption following the proposed merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; client borrowing, repayment, investment and deposit practices; client disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the companies’ clients, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. These forward looking statements express management's current expectations, plans or forecasts of future events, results and condition, including financial and other estimates and expectations regarding recently completed or proposed acquisitions and the general business strategy of engaging in bank acquisitions. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in NewBridge's filings with the Securities and Exchange Commission (“SEC”), including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  NewBridge undertakes no obligation to revise or update these statements following the date of this press release.